EXHIBIT 5.2

INTERNAL REVENUE SERVICE	DEPARTMENT OF THE TREASURY
DISTRICT DIRECTOR
P. O. BOX 941
ATLANTA, GA 30370

Employer Identification Number:
63-0262164
Date: APR 21 1992	File Folder Number:
630000733
Person to Contact:
ALFA MUTUAL INSURANCE COMPANY	DIANE COFFEY
2108 E SOUTH BLVD — P O BOX 11000	Contact Telephone Number:
MONTGOMERY, AL 36111	(404) 331-0911
Plan Name:
ALFA MUTUAL INSURANCE CO SAVINGS & PROFIT
SHARING PLAN & TRUST AGRMNT
Plan Number: 002

Dear Applicant:

We have made a favorable determination on your plan, identified above, based on the information supplied. Please keep this letter in your permanent records.

Continued qualification of the plan under its present form will depend on its effect in operation. (See section 1.401-1(b)(3) of the Income Tax Regulations.) We will review the status of the plan in operation periodically.

The enclosed document explains the significance of this favorable determination letter, points out some features that may affect the qualified status of your employee retirement plan, and provides information on the reporting requirements for your plan. It also describes some events that automatically nullify it. It is very important that you read the publication.

This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

This determination is subject to your adoption of the proposed amendments submitted in your letter dated April 8, 1992. The proposed amendments should be adopted on or before the date prescribed by the regulations under Code section 401(b).

This determination letter is applicable for the amendment(s) adopted on October 30, 1990.

The information on the enclosed addendum is an integral part of this determination. Please be sure to read and keep it with this letter.

We have sent a copy of this letter to your representative as indicated in the power of attorney.

ALFA MUTUAL INSURANCE COMPANY

If you have questions concerning this matter, please contact the person whose name and telephone number are shown above.

Sincerely yours,

/S/ PAUL WILLIAMS

Paul Williams
District Director

Enclosures:
Publication 794
PNBA 515
Addendum

ALFA MUTUAL INSURANCE COMPANY

This determination also applies to the adoption of the plan by the following controlled group members:

Alfa Insurance Corporation
Alfa General Insurance Corporation
Alfa Life Insurance Corporation
Alfa Mutual Fire Insurance Corporation
Alfa Mutual General Insurance Company